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                           [WaMu Capital Corp. LOGO]
                       A Washington Mutual, Inc. Company

                                  WMALT 2005-4
                               30 Year Jumbo Alt-A
                                   Term Sheet

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
Deal Size                                                        $170 MM+/-

GWAC                                                             6.01% +/- 15bps

WAM                                                              358 +/-

California                                                       61% Approx.

FICO                                                             722 +/-

Average Loan Balance                                             $519,300 +/-

WA LTV                                                           70% +/-

Cash-Out Refi                                                    40% +/-

SF/PUD                                                           91% +/-
2-4 Family                                                       4% +/-

Full Doc                                                         27% +/-
Reduced Doc                                                      44% +/-
No Doc                                                           22% +/-
No Ratio                                                         7% +/-

Investor Property                                                4% +/-

IO Loans                                                         51% +/-

Prepay Penalty                                                   23% +/-

AAA Ratings                                                      S&P and Moodys

Estimated Subordination Level*                                   5.5% +/-

Settlement Date                                                  5/31/2005

Clean Up Call                                                    10%
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                        * Subordination will be crossed.
                          All numbers are approximate.
               All tranches are subject to 10% delivery variance.

THIS INFORMATION HAS BEEN PREPARED AND FURNISHED TO YOU BY WAMU CAPITAL CORP. THE ISSUER OF THE SECURITIES DID NOT PARTICIPATE IN THE PREPARATION OF THIS INFORMATION AND THE ISSUER HAS NOT INDEPENDENTLY VERIFIED THE ACCURACY OR COMPLETENESS OF THIS INFORMATION. WAMU CAPITAL CORP IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND SUBJECT TO CHANGE AND SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR TERM SHEET FOR THIS TRANSACTION. THIS PRELIMINARY TERM SHEET DOES NOT CONTAIN ALL OF THE INFORMATION REQUIRED TO BE INCLUDED IN THE FINAL PROSPECTUS SUPPLEMENT.

PROSPECTIVE INVESTORS IN THE SECURITIES SHOULD READ THE RELEVANT DOCUMENTS FILED, OR TO BE FILED, WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

ALTHOUGH A REGISTRATION STATEMENT (INCLUDING THE BASE PROSPECTUS) RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE, THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED IN THIS COMMUNICATION HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE WAMU CAPITAL CORP TRADING DESK AT 212-702-6910, OR BY CONTACTING WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. AT 847-548-6500.